Exhibit 10.66
CONSENT BY LANDLORD TO SUBLEASE AGREEMENT
The undersigned, KBSII Fountainhead, LLC, a Delaware limited liability company (“Landlord”), is the current owner of all of the landlord’s right, title and interest in and to that certain Fountainhead Corporation Park Lease dated June 29, 2009 (as heretofore amended, the “Lease”), entered into by and between Landlord and The University of Phoenix, Inc., an Arizona corporation, as tenant (the “Sublessor”), for certain premises (“Premises”) in the buildings located at 1601 and 1625 W. Fountainhead Parkway, Tempe, Arizona hereby consents to the Sublessor’s entering into that certain Sublease, dated October 2019 (the “Sublease Agreement”), subletting of a portion of the Premises, consisting of 17,552 rentable square feet of space, having an address of Suite 200 in the building located at 1601 W. Fountainhead Parkway, Tempe, Arizona (“Subleased Premises”), to Walden University, LLC, a Florida limited liability company (“Sublessee”), upon and subject to the express understandings and conditions that:
1.Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease Agreement between Sublessor and Sublessee and assumes no liability or obligation of any kind whatsoever on account of anything contained in the Sublease Agreement.
2.By executing this Consent by Landlord to Sublease (“Consent”), Landlord shall not be deemed to have waived any rights under the Lease nor shall Landlord be deemed to have waived the Sublessor’s or Sublessee’s obligations to obtain any required consents under the Lease (other than consent to the Sublease Agreement itself).
3.Sublessee shall be liable for any and all of Sublessor’s obligations under and as set forth in the Lease with respect to the Subleased Premises, including without limitation, the duty to perform all of the obligations of the ”Tenant” under the Lease with respect to the Subleased Premises but only to the extent arising during the term of the Sublease Agreement.
4.Sublessor shall be and continue to remain liable for (a) the payment of any and all rental amounts payable under the Lease (including any additional rent), any and all adjustments to rent, any and all parking fees and other related charges, and any and all other payments required to be made by the “Tenant'” under the Lease, all as set forth in the Lease, and (b) the full and prompt performance of all of the obligations of the “Tenant” under and as set forth in the Lease.
5.Simultaneously with its execution of this Consent, Sublessor shall pay to Landlord the reasonable cost of Landlord’s legal fees.
6.Nothing contained in the Sublease Agreement shall be taken or construed to in any way modify, alter, waive or affect any of the terms, covenants or conditions contained in the Lease.
7.There shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease except in accordance with the terms and conditions of the Lease.
8.Sublessor and Sublessee each certify, represent, warrant and covenant that: (i) it is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or

other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Sublessor and Sublessee each hereby agree to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents from and against any and all claims or damages arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.
9.This Consent may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Consent, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, Landlord, Sublessor and Sublessee have executed this Consent on the respective dates set forth below, to be effective for all purposes, however, as of the ___ day of ________________, 2019 (the “Effective Date”), and this Consent shall be effective only if executed by Landlord, Sublessor, and Sublessee.

LANDLORD:

KBSII FOUNTAINHEAD, LLC, a Delaware limited liability company

By:	KBS Capital Advisors, LLC, a Delaware limited liability company, as agent

	By:	/s/ Tim Helgeson Tim Helgeson, Senior Vice President

	Date:	________________, 2019

SUBLESSOR:

THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation

By:	/s/ Chris Lynne
Name:	Chris Lynne
Title:	Chief Financial Officer

Date:	12/10/2019

SUBLESSEE:

WA:DEN UNIVERSITY, LLC, a Florida limited liability company

By:	/s/ Francisco Velasco
Name:	Francisco Velasco
Title:	Chief Procurement Officer

Date:	December 10, 2019
[End of Signatures]
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